                                  EXHIBIT 4.22

LAND TITLE ACT
FORM B
(Section 219.1)

Province of
British Columbia
MORTGAGE - PART 1    (This area for Land Title Office Use)    Page 1 of 4 pages
________________________________________________________________________________

1. APPLICATION: (Name, address, phone number and signature of applicant, applicant's solicitor or agent)
        BULL, HOUSSER & TUPPER, Barristers & Solicitors, 3000 - 1055 West Georgia Street, Vancouver, British Columbia, V6E 3R3 687-6575

        Per: "Melanie Markowsky"
             _______________________________________
             Melanie Markowsky, Paralegal
________________________________________________________________________________
2.      PARCEL IDENTIFIER(S) AND LEGAL DESCRIPTION(S) OF THE MORTGAGED LAND:*
        (PID) (LEGAL DESCRIPTION)

        SEE SCHEDULE
________________________________________________________________________________
3. BORROWER(S) [MORTGAGOR(S)]: (including postal address(es) and postal codes(s))*

        THE ANSWER GARDEN PRODUCTS LTD. (Incorporation No. 310431) of Box 11130 Royal Centre, 3000 - 1055 West Georgia Street, Vancouver, British Columbia, V6E 3R3
________________________________________________________________________________
4. LENDER(S) [MORTGAGEE(S)]: (including occupations(s), postal address(es) and postal code(s))*

        JAMES EDWARD HARGRAVES DARBY, Businessman of 550 Lowry Lane, North Vancouver, British Columbia, V7G 1R3
________________________________________________________________________________

5.      PAYMENT PROVISIONS:**

______________________________________________________________________________________________________________
(a) Principal Amount:                 (b)  Interest Rate:                   (c) Interest Adjustment   Y  M  D
$2,160,680.98                         Prime plus three and one-half per     Date:
                                      centum (3-1/2%) per annum             N/A
______________________________________________________________________________________________________________

(d) Interest Calculation Period:      (e) Payment Dates:                    (f) First Payment Dates:
Monthly (calculated on                ON DEMAND                             ON DEMAND
outstanding daily balances)
______________________________________________________________________________________________________________

(g) Amount of each periodic payment:  (h) Interest Act (Canada) Statement:  (i)Last Payment  Date:
N/A                                   N/A                                   ON DEMAND
______________________________________________________________________________________________________________

(j) Assignment of Rents which the     (k) Place of Payment:                 (l) Balance Due
applicant wants registered?                                                 Date:
                                      POSTAL ADDRESS IN                     ON DEMAND
YES [ ]                  NO [X]       ITEM 4

if YES page & paragraph number:
______________________________________________________________________________________________________________

* If space insufficient, enter "SEE SCHEDULE" and attach schedule in Form E.

** If space in any box insufficient, enter "SEE SCHEDULE" and attach schedule in Form E.

MORTGAGE - PART 1                                                         Page 2
________________________________________________________________________________

6.      MORTGAGE contains floating charge on land?

           YES [ ]                    NO  [X]

7.      Mortgage secures a current or running account?

           YES [X]                    NO  [ ]
________________________________________________________________________________

8.      INTEREST MORTGAGED:

          Freehold        [X]
          Other (specify) [ ]*

9.      MORTGAGE TERMS:
        Part 2 of this mortgage consists of (select one only):

         (a)  Prescribed Standard Mortgage Terms [ ]

         (b) Filed Standard Mortgage Terms       [X] D.F. Number: MT900315

         (c) Express Mortgage Terms              [ ] (annexed to this mortgage
                                                      as Part 2)

        A selection of (a) or (b) includes any additional or modified terms referred to in Item 10 or in a schedule annexed to this mortgage.
________________________________________________________________________________

10.     ADDITIONAL OR MODIFIED TERMS:*
        SEE SCHEDULE
________________________________________________________________________________

11.     PRIOR ENCUMBRANCES PERMITTED BY LENDER:*
        N/A
________________________________________________________________________________

12. EXECUTION(S):**This mortgage charges the Borrower's interest in the land mortgaged as security for payment of all money due and performance of all obligations in accordance with the mortgage terms referred to in
        Item 9 and the Borrower(s) and every other signatory agree(s) to be bound by, and acknowledge(s) receipt of a true copy of, those terms.

        Officer Signature(s)      EXECUTION DATE   Borrower(s) Signature(s)

                                    Y    M    D    THE ANSWER GARDEN
                                                   PRODUCTS LTD. by its
                                                   authorized signatory:

    "James Sutcliffe"              2004  2    10   "Doug Halward"
________________________________                   _____________________________
                                                   Douglas R. Halward

OFFICER CERTIFICATION:
Your signature constitutes a representation that you are a solicitor, notary public or other person authorized by the Evidence Act, R.S.B.C. 1979, c. 116, to take affidavits for use in British Columbia and certifies the matters set out in
Part 5 of the Land Title Act as they pertain to the execution of this instrument.

* If space insufficient, enter "SEE SCHEDULE" and attach schedule in Form E. ** If space insufficient, continue executions on additional page(s) in Form D.

LAND TITLE ACT
FORM E

SCHEDULE                                                                  Page 3
________________________________________________________________________________

Enter the required information in the same order as the information must appear on the Freehold Transfer Form, Mortgage Form or General Instrument Form.

2.      PARCEL IDENTIFIER(S) AND LEGAL DESCRIPTION(S) OF THE MORTGAGED LAND:*
        (PID)                (LEGAL DESCRIPTION)

        013-038-362           Lot "A" Section 8 Township 13 New Westminster
                              District Plan 80444, City of Abbotsford

        015-918-793           Lot "B" Section 8 Township 13 New Westminster
                              District Plan 85083, City of Abbotsford

        009-831-991           Lot 5 Section 8 Township 13 New Westminster
                              District Plan 13540, City of Abbotsford

10.     ADDITIONAL OR MODIFIED TERMS:

A.      COLLATERAL SECURITY

        This Mortgage is granted for valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Mortgagor) as general and continuing collateral security for payment and satisfaction of all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed, of whatsoever nature and kind and howsoever arising, at any time and from time to time owing or payable by the Mortgagor and Consolidated Envirowaste Industries Inc. ("Consolidated") or either of them to the Mortgagee, all as may be more fully set forth in the Filed Standard Mortgage Terms (referred to in Item 9 of Form B) which form part of this Mortgage and Defeasance Option #4 under Section 3 of the said Filed Standard Mortgage Terms applies to this Mortgage.

B. The following definition of "Prime" is added to Section 1 of the said Filed Standard Mortgage Terms:

        "Prime" means the annual rate of interest announced from time to time by Royal Bank of Canada as a reference rate then in effect for determining interest rates on Canadian dollar commercial loans in Canada;"

C. The following shall be added immediately following Section 8 of the said Filed Standard Mortgage Terms:

        "8A. PROHIBITIONS

        Without the prior written consent of the Mortgagee, the Mortgagor shall not and shall not have the power to:

        (a) grant, create or permit to be created any mortgage, charge or security interest in, encumbrance or lien over, or claim against the Mortgaged Land or any part thereof which ranks or could in any event rank in priority to or pari passu with the charge of this Mortgage; or

LAND TITLE ACT
FORM E

SCHEDULE                                                                  Page 4
________________________________________________________________________________

Enter the required information in the same order as the information must appear on the Freehold Transfer Form, Mortgage Form or General Instrument Form.

        (b) issue or have outstanding at any time any secured or unsecured bonds, debentures, debenture stock or other evidences of indebtedness of the Mortgagor or of any predecessor in title of the Mortgagor issued under a trust deed or other instrument running in favour of a trustee."

D. The following shall be added immediately following Section 17 of the said Filed Standard Mortgage Terms:

        "17A. IMMEDIATE PAYMENT AND PREPAYMENT

        The Mortgagee may exercise its rights and remedies hereunder immediately upon default, and the Mortgagor hereby confirms that except as may be expressly otherwise provided herein or in any other written agreement between the Mortgagor and the Mortgagee contemplating the granting of this Mortgage, the Mortgagee has not given any covenant, express or implied, and is under no obligation to allow the Mortgagor any period of time to remedy any default prior to the Mortgagee exercising its rights and remedies hereunder."

E. Section 39 of the said Filed Standard Mortgage Terms shall be amended by deleting the first sentence thereof and substituting the following therefor:

                "For the purposes of these provisions, the "Condominium Act" means the Strata Property Act, S.B.C. 1998, c. 43 as amended by the Strata Property Amendment Act, 1999, S.B.C. 1999, c. 21 and any amendments thereto or replacements thereof in effect from time to time.".

                                 END OF DOCUMENT